                            EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release
Columbus McKinnon Reports Q1 FY26 Results
and Reaffirms Guidance
CHARLOTTE, NC, July 30, 2025 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("Columbus McKinnon" or the "Company"), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2026 first quarter, which ended June 30, 2025.
First Quarter 2026 Highlights (compared with prior-year period, except where otherwise noted)
•Orders of $258.6 million increased 2% driven by an 8% increase in project-related orders
•Backlog of $360.1 million increased $67.3 million or 23% and a Book-to-Bill Ratio of 1.1x
•Net sales of $235.9 million with 2.3% operating margin or 7.8% on an adjusted basis1 includes a tariff impact of $4.2 million to operating profit
•Net loss of $1.9 million with a net loss margin of (0.8%) includes $8.1 million of Kito Crosby acquisition-related expenses, $4.2 million tariff impact and $2.5 million of business realignment costs on a pre-tax basis
•Adjusted EBITDA1 of $30.8 million with an Adjusted EBITDA Margin1 of 13.0%
•GAAP EPS of ($0.07) and Adjusted EPS1,2 of $0.50 includes an $0.11 per share unfavorable tariff impact3

“The first quarter largely played out as expected as we delivered sustained order growth in an environment where global tariff policies pressured near-term results," said David J. Wilson, President and Chief Executive Officer. “While the geographic distribution of tariffs has evolved, we continue to anticipate approximately $10 million of net tariff impact in the first half of fiscal 2026, consistent with our prior guidance.”

“The demand environment remains healthy and our optimism for the business remains unchanged. This was underscored by a book-to-bill ratio of 1.1x in the first quarter and a 23% increase in our backlog year-over-year,” continued Wilson. “We have a history of successfully navigating uncertain environments and we remain focused on controlling what we can control, while emphasizing strong operational execution, cost management and advancing our strategic plan.”

Wilson concluded “We continue to progress towards the closing of the Kito Crosby acquisition and believe with the benefits of scale, improved solutions, the realization of synergies and strong free cash flow, we will be positioned to grow profitably and deliver long-term value for our shareholders.”

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
First Quarter Fiscal 2026 Sales

($ in millions)	Q1 FY26	Q1 FY25	Change	% Change
Net sales	$235.9	$239.7	$(3.8)	(1.6)%
U.S. sales	$135.3	$136.3	$(1.0)	(0.7)%
% of total	57%	57%
Non-U.S. sales	$100.6	$103.4	$(2.8)	(2.7)%
% of total	43%	43%
For the quarter, net sales decreased $3.8 million, or 1.6%. In the U.S., sales were down $1.0 million, or 0.7%, driven by lower volume. Sales outside the U.S. decreased $2.8 million, or 2.7%. Price improvement of $2.0 million and favorable foreign currency translation of $3.1 million partially offset $7.9 million of lower volume.
First Quarter Fiscal 2026 Operating Results

($ in millions, except per share figures)	Q1 FY26	Q1 FY25	Change	% Change
Gross profit	$77.2	$89.0	$(11.8)	(13.3)%
Gross margin	32.7%	37.1%	(440) bps
Adjusted Gross Profit[1]	$80.9	$91.0	$(10.1)	(11.1)%
Adjusted Gross Margin[1]	34.3%	38.0%	(370) bps
Income from operations	$5.5	$21.1	$(15.7)	(74.0)%
Operating margin	2.3%	8.8%	(650) bps
Adjusted Operating Income[1]	$18.5	$25.7	$(7.2)	(27.9)%
Adjusted Operating Margin[1]	7.8%	10.7%	(290) bps
Net income (loss)	$(1.9)	$8.6	$(10.5)	NM
Net income (loss) margin	(0.8)%	3.6%	(440) bps
GAAP EPS	$(0.07)	$0.30	$(0.37)	NM
Adjusted EPS[1,2]	$0.50	$0.62	$(0.12)	(19.4)%
Adjusted EBITDA[1]	$30.8	$37.5	$(6.7)	(17.9)%
Adjusted EBITDA Margin[1]	13.0%	15.6%	(260) bps

Capital Allocation Priorities
The Company plans to continue to allocate capital to pay down debt to deleverage its balance sheet in the near term while continuing its track record of a consistent dividend payment. Over time, the Company believes it will be positioned to utilize its expected significant free cash flow generation to advance its Intelligent Motion strategy across the fragmented marketplace.

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
Fiscal Year 2026 Guidance
The Company is reaffirming guidance for fiscal 2026. Please note that the Company’s outlook does not contemplate the impact of the pending Kito Crosby acquisition. Additionally, the guidance only reflects what is known as of the date of this release about the tariff policy environment, which has remained volatile to date and may impact supply chain costs and product availability. This forecast assumes tariffs will be a headwind to Adjusted EPS in the first half of fiscal 2026 due to the timing of supply chain adjustments, pricing increases and surcharge implementation lagging tariff costs and tariff cost neutrality expected by the second half of fiscal 2026.

Metric	FY26
Net sales	Flat to slightly up
Adjusted EPS[4]	Flat to slightly up
Fiscal 2026 guidance assumes approximately $35 million of interest expense, $30 million of amortization, an effective tax rate of 25% and 29.0 million diluted average shares outstanding.
Teleconference and Webcast
Columbus McKinnon will host a conference call today at 10:00 AM Eastern Time to discuss the Company's financial results and strategy. The conference call, earnings release and earnings presentation will be accessible through live webcast on the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website through August 6, 2025.

______________________
1     Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
2     Adjusted EPS excludes, among other adjustments, amortization of intangible assets. The Company believes this better represents its inherent earnings power and cash generation capability.
3     Tariff impact is being presented in a tax effected manner using a 25% normalized tax rate.
4     The Company has not reconciled the Adjusted EPS guidance to the most comparable GAAP financial measure outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measure. Forward-looking guidance regarding Adjusted EPS is made in a manner consistent with the relevant definitions and assumptions noted herein.

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects, including our fiscal year 2026 guidance as well as the associated assumed inputs for our fiscal 2026 guidance regarding interest expense, amortization, effective tax rate and diluted shares outstanding; (ii) our operational and financial targets and capital allocation priorities; (iii) general economic trends and trends in our industry and markets; (iv) expected benefits of the Kito Crosby acquisition; (v) plans for the repayment of indebtedness; and (vi) the competitive environment in which we operate, are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
Columbus McKinnon Corporation	Columbus McKinnon Corporation
716-689-5442	704-322-2488
greg.rustowicz@cmco.com	kristy.moser@cmco.com

Financial tables follow.

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	June 30, 2025	June 30, 2024	Change
Net sales	$235,920	$239,726	(1.6)%
Cost of products sold	158,698	150,696	5.3%
Gross profit	77,222	89,030	(13.3)%
Gross profit margin	32.7%	37.1%
Selling expenses	28,531	27,770	2.7%
% of net sales	12.1%	11.6%
General and administrative expenses	30,743	26,447	16.2%
% of net sales	13.0%	11.0%
Research and development expenses	4,821	6,166	(21.8)%
% of net sales	2.0%	2.6%
Amortization of intangibles	7,635	7,500	1.8%
Income from operations	5,492	21,147	(74.0)%
Operating margin	2.3%	8.8%
Interest and debt expense	8,698	8,235	5.6%
Investment (income) loss	(1,049)	(209)	401.9%
Foreign currency exchange (gain) loss	(342)	395	NM
Other (income) expense, net	(177)	676	NM
Income (loss) before income tax expense (benefit)	(1,638)	12,050	NM
Income tax expense (benefit)	260	3,421	(92.4)%
Net income (loss)	$(1,898)	$8,629	NM

Average basic shares outstanding	28,658	28,834	(0.6)%
Basic income (loss) per share	$(0.07)	$0.30	NM

Average diluted shares outstanding	28,658	29,127	(1.6)%
Diluted income (loss) per share	$(0.07)	$0.30	NM

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2025	March 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,722	$53,683
Trade accounts receivable	180,127	165,481
Inventories	216,203	198,598
Prepaid expenses and other	53,424	48,007
Total current assets	478,476	465,769

Property, plant, and equipment, net	106,735	106,164
Goodwill	732,413	710,807
Other intangibles, net	360,986	356,562
Marketable securities	10,325	10,112
Deferred taxes on income	4,373	2,904
Other assets	85,884	86,470
Total assets	$1,779,192	$1,738,788

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$86,713	$93,273
Accrued liabilities	121,769	113,907
Current portion of long-term debt and finance lease obligations	50,757	50,739
Total current liabilities	259,239	257,919

Term loan, AR securitization facility and finance lease obligations	422,795	420,236
Other non current liabilities	186,275	178,538
Total liabilities	$868,309	$856,693

Shareholders’ equity:
Common stock	287	286
Treasury stock	(11,000)	(11,000)
Additional paid in capital	532,838	531,750
Retained earnings	380,262	382,160
Accumulated other comprehensive income (loss)	8,496	(21,101)
Total shareholders’ equity	$910,883	$882,095
Total liabilities and shareholders’ equity	$1,779,192	$1,738,788

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Three Months Ended
	June 30, 2025	June 30, 2024
Operating activities:
Net income (loss)	$(1,898)	$8,629
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	12,266	11,840
Deferred income taxes and related valuation allowance	(4,669)	942
Net loss (gain) on sale of real estate, investments and other	(835)	(124)
Stock-based compensation	1,842	1,101
Amortization of deferred financing costs	622	622
Loss (gain) on hedging instruments	465	(97)
Non-cash lease expense	2,412	2,584
Changes in operating assets and liabilities:
Trade accounts receivable	(8,726)	3,346
Inventories	(9,661)	(15,613)
Prepaid expenses and other	(3,015)	(2,222)
Other assets	758	(127)
Trade accounts payable	(8,203)	(8,640)
Accrued liabilities	2,902	(11,600)
Non-current liabilities	(2,413)	(1,399)
Net cash provided by (used for) operating activities	(18,153)	(10,758)

Investing activities:
Proceeds from sales of marketable securities	1,284	1,500
Purchases of marketable securities	(1,299)	(912)
Capital expenditures	(3,202)	(4,629)
Net cash provided by (used for) investing activities	(3,217)	(4,041)

Financing activities:
Proceeds from the issuance of common stock	—	64
Borrowing / (Repayment) of debt	2,225	(20,158)
Payment to former owners of montratec	—	(6,711)
Fees paid for debt repricing	—	(169)
Cash inflows from hedging activities	5,832	5,942
Cash outflows from hedging activities	(6,275)	(5,820)
Payment of dividends	(2,003)	(2,016)
Other	(756)	(1,715)
Net cash provided by (used for) financing activities	(977)	(30,583)

Effect of exchange rate changes on cash	(2,614)	(371)

Net change in cash and cash equivalents	(24,961)	(45,753)
Cash, cash equivalents, and restricted cash at beginning of year	$53,933	$114,376
Cash, cash equivalents, and restricted cash at end of period	$28,972	$68,623

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
COLUMBUS McKINNON CORPORATION
Q1 FY 2026 Net Sales Bridge

	Quarter
($ in millions)	$ Change	% Change
Fiscal 2025 Net Sales	$239.7
Pricing	2.4	1.0%
Volume	(9.4)	(3.9)%
Foreign currency translation	3.1	1.3%
Total change[1]	$(3.8)	(1.6)%
Fiscal 2026 Net Sales	$235.9

COLUMBUS McKINNON CORPORATION
Q1 FY 2026 Gross Profit Bridge

($ in millions)	Quarter
Fiscal 2025 Gross Profit	$89.0
Price, net of manufacturing costs changes (incl. inflation)	(5.7)
Monterrey, MX new factory start-up costs	(0.3)
Factory and warehouse consolidation costs	(0.4)
Sales volume and mix	(5.4)
Other	(1.0)
Foreign currency translation	1.0
Total change[1]	(11.8)
Fiscal 2026 Gross Profit	$77.2

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY26	63	63	62	61	249

FY25	64	63	62	62	251

______________________
1 Components may not add due to rounding.

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
COLUMBUS McKINNON CORPORATION
Additional Data1
(Unaudited)

	Period Ended
	June 30, 2025	March 31, 2025	June 30, 2024
($ in millions)
Backlog	$360.1	$322.5	$292.8
Long-term backlog
Expected to ship beyond 3 months	$223.4	$190.3	$156.0
Long-term backlog as % of total backlog	62.0%	59.0%	53.3%

Debt to total capitalization percentage	34.2%	34.8%	36.6%

Debt, net of cash, to net total capitalization	32.8%	32.1%	33.3%

Working capital as a % of sales	25.2%	21.3%	22.5%

	Three Months Ended
	June 30, 2025		March 31, 2025		June 30, 2024
($ in millions)
Trade accounts receivable
Days sales outstanding	69.5	days	61.0	days	63.3	days

Inventory turns per year
(based on cost of products sold)	2.9	turns	3.4	turns	3.0	turns
Days' inventory	125.9	days	107.4	days	121.7	days

Trade accounts payable
Days payables outstanding	56.1	days	54.9	days	50.6	days

Net cash provided by (used for) operating activities	$(18.2)		$35.6		$(10.8)
Capital expenditures	$3.2		$6.1		$4.6
Free Cash Flow [2]	$(21.4)		$29.5		$(15.4)

______________________
1     Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies. Components may not add due to rounding.
2     Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. See the table above for the calculation of Free Cash Flow.

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended
	June 30, 2025	June 30, 2024
Gross profit	$77,222	$89,030
Add back (deduct):
Business realignment costs	1,385	392
Factory and warehouse consolidation costs	425	—
Monterrey, MX new factory start-up costs	1,901	1,625
Adjusted Gross Profit	$80,933	$91,047

Net sales	$235,920	$239,726

Gross margin	32.7%	37.1%
Adjusted Gross Margin	34.3%	38.0%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s gross profit and gross margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross margin to that of other companies.

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Income from Operations to Adjusted Operating Income
($ in thousands)

	Three Months Ended
	June 30, 2025	June 30, 2024
Income from operations	$5,492	$21,147
Add back (deduct):
Acquisition deal and integration costs	8,103	—
Business realignment costs	2,525	850
Factory and warehouse consolidation costs	482	—
Headquarter relocation costs	—	96
Monterrey, MX new factory start-up costs	1,901	3,566
Adjusted Operating Income	$18,503	$25,659

Net sales	$235,920	$239,726

Operating margin	2.3%	8.8%
Adjusted Operating Margin	7.8%	10.7%
Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by net sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s income from operations to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended
	June 30, 2025	June 30, 2024
Net income (loss)	$(1,898)	$8,629
Add back (deduct):
Amortization of intangibles	7,635	7,500
Acquisition deal and integration costs	8,103	—
Business realignment costs	2,525	850
Factory and warehouse consolidation costs	482	—
Headquarter relocation costs	—	96
Monterrey, MX new factory start-up costs	1,901	3,566
Normalize tax rate[1]	(4,492)	(2,595)
Adjusted Net Income	$14,256	$18,046

GAAP average diluted shares outstanding	28,658	29,127
Add back:
Effect of dilutive share-based awards	120	—
Adjusted Diluted Shares Outstanding	$28,778	$29,127

GAAP EPS	$(0.07)	$0.30

Adjusted EPS	$0.50	$0.62
1 Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted Net Income is defined as net income (loss) and GAAP EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Diluted Shares Outstanding is defined as average diluted shares outstanding adjusted for the effect of dilutive share-based awards. Adjusted EPS is defined as Adjusted Net Income per Adjusted Diluted Shares Outstanding. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of current periods' net income (loss), average diluted shares outstanding and GAAP EPS to the historical periods' net income (loss), average diluted shares outstanding and GAAP EPS, as well as facilitates a more meaningful comparison of the Company’s net income (loss) and GAAP EPS to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Q1 FY26 Results and Reaffirms Guidance
July 30, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)

	Three Months Ended
	June 30, 2025	June 30, 2024
Net income (loss)	$(1,898)	$8,629
Add back (deduct):
Income tax expense (benefit)	260	3,421
Interest and debt expense	8,698	8,235
Investment (income) loss	(1,049)	(209)
Foreign currency exchange (gain) loss	(342)	395
Other (income) expense, net	(177)	676
Depreciation and amortization expense	12,266	11,840
Acquisition deal and integration costs	8,103	—
Business realignment costs	2,525	850
Factory and warehouse consolidation costs	482	—
Headquarter relocation costs	—	96
Monterrey, MX new factory start-up costs	1,901	3,566
Adjusted EBITDA	$30,769	$37,499

Net sales	$235,920	$239,726

Net income margin	(0.8)%	3.6%
Adjusted EBITDA Margin	13.0%	15.6%
Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not a measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.